UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

OCCAM NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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January 13, 2011

Dear Fellow Stockholder:

According to our latest records, we have not yet received your proxy for the important special meeting of Occam Networks scheduled for January 27, 2011.  If the merger is completed, you will receive substantial value worth $8.73 (based on the closing price of Calix common stock on January 12, 2011) for each share of Occam common stock that you own, consisting of 0.2925 shares of Calix stock and $3.8337 in cash.  Your Board of Directors unanimously recommends that you vote FOR the proposed merger with Calix.

Since the proposed merger requires approval by the affirmative vote of a majority of our outstanding shares, if you do not vote, this will have the same effect as if you voted against the merger.  Therefore, your vote is important, no matter how many or how few shares you may own.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your support.

Very truly yours,

Robert L. Howard-Anderson

President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

Important Additional Information and Where You Can Find It

Calix filed a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”) and Occam Networks mailed its stockholders a definitive proxy statement/prospectus in connection with the transaction. Investors are urged to read the proxy statement/prospectus and any amendments thereto and other relevant documents filed with the SEC because they will contain important information. Security holders may currently obtain a free copy of the proxy statement/prospectus and will be able to obtain a free copy of any amendments thereto as well as the definitive proxy statement/prospectus and other documents filed by Calix and Occam with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus, as amended from time to time, and other documents filed with the SEC may also be obtained for free by contacting Calix Investor Relations by e-mail at Carolyn.Bass@Calix.com, by telephone at 415-445-3232 or by mail at Investor Relations, Calix, Inc., 1035 N. McDowell Blvd., Petaluma, CA 94954 or by contacting Occam Investor Relations by e-mail at ir@occamnetworks.com, by telephone at 805-692-2957 or by mail at Occam Networks Investor Relations 6868 Cortona Drive, Santa Barbara, CA 93117.